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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NAVTEQ CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State of incorporation or organization)	77-0170321 (I.R.S. Employer Identification no.)
222 Merchandise Mart, Suite 900 Chicago, Illinois (Address of Principal Executive Offices)	60654 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-114637
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $.001 per share	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

ITEM 1.    Description of Registrant's Securities to be Registered.

        We are registering shares of common stock, $0.001 par value, pursuant to a registration statement, File No. 333-114637, that was originally filed with the Securities and Exchange Commission on April 20, 2004 (as subsequently amended, the "Registration Statement") for the initial public offering of our common stock. The description of the common stock set forth in the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this Form 8-A registration statement in accordance with the Instruction to Item 1 of this Form.

        We are filing this Form 8-A registration statement to register our common stock under Section 12(b) of the Securities Exchange Act of 1934 in connection with the listing of our common stock on the New York Stock Exchange.

ITEM 2.    EXHIBITS.

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NAVTEQ Corporation
Date: August 2, 2004	By:	/s/ JUDSON C. GREEN
	Name:	Judson C. Green
	Title:	President and Chief Executive Officer

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  ITEM 1. Description of Registrant's Securities to be Registered.
  ITEM 2. EXHIBITS.
SIGNATURE